UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2005

VERITY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26880	77-0182779
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

894 Ross Drive

Sunnyvale, California 94089

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 541-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 27, 2005, Verity, Inc. (“Verity”) increased the annual base salary of Steven R. Springsteel, Senior Vice President of Finance and Administration and Chief Financial Officer of Verity, from $335,000 to $360,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

VERITY, INC.

Dated: February 1, 2005	By:	/s/ Steven R. Springsteel
Steven R. Springsteel
Senior Vice President of Finance and Administration and Chief Financial Officer